News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2020 Fourth Quarter and Twelve Months Financial Results
Exceeded Top End of Annual Adjusted EBITDA Guidance

AUSTIN, TX, August 27, 2020 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks,” “Aviat,” or the “Company”), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2020 fourth quarter and twelve months ended July 3, 2020.

Pete Smith, Aviat Networks’ President and Chief Executive Officer stated, “Despite COVID-19, we achieved an annual Adjusted EBITDA of $13.5 million, which exceeded the top end of our Adjusted EBITDA guidance of $11-$12 million, and increased over 50% from $8.8 million for fiscal 2019. I want to extend my appreciation to our customers, suppliers and employees who helped us achieved such strong financial results during this challenging time.”

In the fiscal 2020 fourth quarter, Aviat announced the addition of partners to expand our reach, new customer wins, the launch of an important new software offering, frequency assurance software (FAS) to improve network reliability, and we continued to execute on our previously announced restructuring. This progress sets the stage for the future.

Smith continued, “As we look forward to fiscal 2021, we are expecting both Adjusted EBITDA and revenue to grow compared to fiscal 2020. We also expect to see the benefits from our strategic focus including new products such as FAS, our focus on improved reach and adding new customers and our previously announced cost-savings initiatives. We are well-positioned for demand from 5G mobile, mission critical networks and rural broadband.”

Fiscal 2020 Fourth Quarter and Twelve-Month Comparisons
The Company reported total revenues of $62.7 million for its fiscal 2020 fourth quarter, compared to $64.2 million in the comparable fiscal 2019 period, a decrease of $(1.6) million or (2.5)%. North America revenue of $38.2 million decreased by $(1.0) million or (2.6)%, compared to $39.2 million in the comparable fiscal 2019 period. International revenue of $24.4 million declined by $(0.6) million or (2.3)%, compared to $25.0 million in the comparable fiscal 2019 period. The decline in international revenue was anticipated given the current lower spending environment in Africa, as well as high order volumes in the APAC region in the prior fiscal year period.

For the twelve months ended July 3, 2020, the Company reported total revenues of $238.6 million, compared to $243.9 million in the comparable fiscal 2019 period, a decline of $(5.2) million or (2.1)%. North America revenue of $151.7 million increased by $18.8 million or 14.2%, compared to $132.9 million in the comparable fiscal 2019 period. International revenue of $86.9 million declined by $(24.0) million or (21.7)%, compared to $111.0 million in the comparable fiscal 2019 period.

In the fiscal 2020 fourth quarter, the Company reported both GAAP and non-GAAP gross margin of 34.9%. This compares to GAAP gross margin of 35.2% and non-GAAP gross margin of 35.1% in the comparable fiscal 2019 period.

For the twelve months ended July 3, 2020, the Company reported GAAP gross margin of 35.5% and non-GAAP gross margin of 35.6%. This compares to GAAP gross margin of 32.5% and non-GAAP gross margin of 32.5% in the comparable fiscal 2019 period, an improvement of 300 and 310 basis points, respectively.

GAAP total operating expenses for the fiscal 2020 fourth quarter were $19.7 million, compared to $20.1 million in the comparable fiscal 2019 period, a decrease of $(0.4) million or (1.8)%. Non-GAAP total operating expenses, excluding the impact of restructuring charges and share-based compensation, for the fiscal 2020 fourth quarter were $17.5 million, compared to $19.8 million in the comparable fiscal 2019 period, a decrease of $(2.2) million or (11.3)%. Non-GAAP operating expenses decreased primarily related to cost-cutting measures implemented in fiscal 2020.

For the twelve months ended July 3, 2020, the Company reported GAAP total operating expenses of $81.3 million, compared to $77.9 million in the comparable fiscal 2019 period, an increase of $3.4 million or 4.4%. On a non-GAAP basis, excluding the impact of restructuring charges and share-based compensation, total operating expenses for the twelve months ended July 3, 2020 were $75.8 million, compared to $75.0 million in the fiscal 2019 period, an increase of $0.7 million or 1.0%. Non-GAAP operating expenses increased primarily due to fiscal 2020 containing an extra week.

The Company reported GAAP operating income of $2.1 million for the fiscal 2020 fourth quarter, compared to a GAAP operating income of $2.5 million in the comparable fiscal 2019 period, a $(0.4) million year-over-year decline. On a non-GAAP basis, the Company reported operating income of $4.4 million for the fiscal 2020 fourth quarter, compared to a non-GAAP operating income of $2.8 million in the comparable fiscal 2019 period, a $1.6 million year-over-year increase.

For the twelve months ended July 3, 2020, the Company reported $3.4 million in GAAP operating income, compared to a GAAP operating income of $1.4 million in the comparable fiscal 2019 period, a $2.0 million year-over-year improvement. On a non-GAAP basis, the Company reported operating income of $9.1 million for the twelve months ended July 3, 2020, compared to $4.3 million in the comparable fiscal 2019 period, a $4.8 million year-over-year improvement.

The Company reported GAAP net income of $1.1 million in the fiscal 2020 fourth quarter or GAAP net income per share of $0.21. This compared to a GAAP net income of $3.8 million or GAAP net income per share of $0.69 in the fiscal 2019 fourth quarter. On a non-GAAP basis, the Company reported net income of $4.1 million or a non-GAAP net income per share of $0.75, compared to a non-GAAP net income of $2.6 million or non-GAAP net income per share of $0.47 in the comparable fiscal 2019 period.

For the twelve months ended July 3, 2020, the Company reported GAAP net income of $0.3 million or a GAAP net income per share of $0.05. This compared to GAAP net income of $9.7 million or a GAAP net income per share of $1.73 in the comparable fiscal 2019 period. On a non-GAAP basis, for the twelve months ended July 3, 2020, the Company reported net income of $8.2 million or a net income per share of $1.51, compared to non-GAAP net income of $3.2 million or $0.58 per share in the comparable fiscal 2019 period.

Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2020 fourth quarter was $5.5 million, compared to $3.9 million in the comparable fiscal 2019 period, a year-over-year increase of approximately $1.6 million. For the twelve months ended July 3, 2020, the Company reported Adjusted EBITDA of $13.5 million, compared to $8.8 million in the comparable fiscal 2019 period, a year-over-year increase of approximately $4.8 million.

The Company reported cash and cash equivalents as of July 3, 2020 of $41.6 million, compared to $31.9 million as of June 28, 2019, an increase of $9.7 million. Sequentially, cash and cash equivalents increased by approximately $2.4 million, compared to the fiscal 2020 third quarter ended April 3, 2020.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) today, August 27, 2020, to discuss its financial results for the fiscal 2020 fourth quarter. Speaking from management will be Pete Smith, President and Chief Executive Officer and Eric Chang, Senior Vice President, Chief Financial Officer. Following management's remarks, there will be a question and answer period.

To listen to the live conference call, please dial toll-free (US/CAN) 866-465-7577 or toll-free (INTL) 786-815-8431, conference ID: 7361828. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience.  Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2021, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•the impact of COVID-19 on Aviat’s business, operations and cash flows;

•continued price and margin erosion as a result of increased competition in the microwave transmission industry;
•the impact of the volume, timing and customer, product and geographic mix of our product orders;
•Aviat’s ability to meet financial covenant requirements which could impact, among other things, its liquidity;
•the timing of Aviat’s receipt of payment for products or services from its customers;
•Aviat’s ability to meet projected new product development dates or anticipated cost reductions of new products;
•Aviat’s suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;
•customer acceptance of new products;
•the ability of Aviat’s subcontractors to timely perform;
•continued weakness in the global economy affecting customer spending;
•retention of Aviat’s key personnel;
•Aviat’s ability to manage and maintain key customer relationships;
•uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;
•Aviat’s failure to protect its intellectual property rights or defend against intellectual property infringement claims by others;
•the results of restructuring efforts;
•the ability to preserve and use Aviat’s net operating loss carryforwards;
•the effects of currency and interest rate risks;
•the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;
•general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;
•the conduct of unethical business practices in developing countries;
•the impact of political turmoil in countries where Aviat has significant business; and
•Aviat’s ability to implement its stock repurchase program or that it will enhance long-term stockholder value.

For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 27, 2020 as well as other reports filed by Aviat with the SEC from time to time.  Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Keith Fanneron / Tel: 408-841-7128 / Email: keith.fanneron@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2020 Fourth Quarter Summary
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
Revenues:
Revenue from product sales	$42,117	$41,028	$153,793	$156,724
Revenue from services	20,535	23,201	84,849	87,134
Total revenues	62,652	64,229	238,642	243,858
Cost of revenues:
Cost of product sales	26,855	26,847	95,321	103,517
Cost of services	13,937	14,782	58,625	61,071
Total cost of revenues	40,792	41,629	153,946	164,588
Gross margin	21,860	22,600	84,696	79,270
Operating expenses:
Research and development expenses	4,215	5,508	19,284	21,111
Selling and administrative expenses	13,651	14,650	57,985	56,055
Restructuring charges (recovery)	1,874	(60)	4,049	736
Total operating expenses	19,740	20,098	81,318	77,902
Operating income	2,120	2,502	3,378	1,368
Interest income	67	100	385	267
Interest expense	(31)	(14)	(54)	(102)
Other income, net	—	18	—	17
Income before income taxes	2,156	2,606	3,709	1,550
Provision for (benefit from) income taxes	1,013	(1,233)	3,452	(8,188)
Net income	$1,143	$3,839	$257	$9,738

Net income per share:
Basic	$0.21	$0.71	$0.05	$1.81
Diluted	$0.21	$0.69	$0.05	$1.73
Weighted average shares outstanding:
Basic	5,394	5,370	5,391	5,377
Diluted	5,456	5,578	5,468	5,618

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2020 Fourth Quarter Summary
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	July 3, 2020	June 28, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$41,618	$31,946
Accounts receivable, net	44,661	51,937
Unbilled receivables	28,085	27,780
Inventories	13,997	8,573
Customer service inventories	1,234	936
Other current assets	10,355	4,825
Total current assets	139,950	125,997
Property, plant and equipment, net	16,911	17,255
Deferred income taxes	12,799	13,864
Right of use assets	3,474	—
Other assets	6,667	12,077
TOTAL ASSETS	$179,801	$169,193
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	9,000	$9,000
Accounts payable	31,995	35,605
Accrued expenses	26,920	22,555
Short-term lease liabilities	1,445	—
Advance payments and unearned revenue	21,872	13,962
Restructuring liabilities	2,738	1,089
Total current liabilities	93,970	82,211
Unearned revenue	8,142	9,662
Long-term lease liabilities	2,303	—
Other long-term liabilities	401	820
Reserve for uncertain tax positions	5,759	3,606
Deferred income taxes	545	1,378
Total liabilities	111,120	97,677
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	54	54
Additional paid-in-capital	814,337	815,196
Accumulated deficit	(730,741)	(730,998)
Accumulated other comprehensive loss	(14,969)	(12,736)
Total equity	68,681	71,516
TOTAL LIABILITIES AND EQUITY	$179,801	$169,193

AVIAT NETWORKS, INC.
Fiscal Year 2020 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, diluted net income per share and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2020 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	July 3, 2020	% of Revenue	June 28, 2019	% of Revenue	July 3, 2020	% of Revenue	June 28, 2019	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$21,860	34.9%	$22,600	35.2%	$84,696	35.5%	$79,270	32.5%
WTM inventory write-down recovery	—		(65)		—		(155)
Share-based compensation	33		26		182		170
Non-GAAP gross margin	21,893	34.9%	22,561	35.1%	84,878	35.6%	79,285	32.5%

GAAP research and development expenses	$4,215	6.7%	$5,508	8.6%	$19,284	8.1%	$21,111	8.7%
Share-based compensation	(20)		(27)		(112)		(150)
Non-GAAP research and development expenses	4,195	6.7%	5,481	8.5%	19,172	8.0%	20,961	8.6%

GAAP selling and administrative expenses	$13,651	21.8%	$14,650	22.8%	$57,985	24.3%	$56,055	23.0%
Share-based compensation	(318)		(274)		(1,392)		(1,403)
Strategic alternative costs	—		(102)		—		(593)
Non-GAAP selling and administrative expenses	13,333	21.3%	14,274	22.2%	56,593	23.7%	54,059	22.2%

GAAP operating income	$2,120	3.4%	$2,502	3.9%	$3,378	1.4%	$1,368	0.6%
WTM inventory write-down recovery	—		(65)		—		(155)
Share-based compensation	371		327		1,686		1,723
Strategic alternative costs	—		102		—		593
Restructuring charges (recovery), net	1,874		(60)		4,049		736
Non-GAAP operating income	4,365	7.0%	2,806	4.4%	9,113	3.8%	4,265	1.7%

GAAP income tax provision (benefit)	$1,013	1.6%	$(1,233)	(1.9)%	$3,452	1.4%	$(8,188)	(3.4)%
Tax receivable from Department of Federal Revenue of Brazil	—		—		—		1,646

	Three Months Ended				Twelve Months Ended
	July 3, 2020	% of Revenue	June 28, 2019	% of Revenue	July 3, 2020	% of Revenue	June 28, 2019	% of Revenue
	(In thousands, except percentages and per share amounts)
Release of valuation allowance	—		432		—		7,486
Adjustment to reflect pro forma tax rate	(713)		1,101		(2,252)		256
Non-GAAP income tax provision	300	0.5%	300	0.5%	1,200	0.5%	1,200	0.5%

GAAP net income	$1,143	1.8%	$3,839	6.0%	$257	0.1%	$9,738	4.0%
Share-based compensation	371		327		1,686		1,723
Strategic alternative costs	—		102		—		593
Restructuring charges (recovery)	1,874		(60)		4,049		736
WTM inventory write-down recovery	—		(65)		—		(155)
Release of valuation allowance	—		(432)		—		(7,486)
Tax receivable from Department of Federal Revenue of Brazil	—		—		—		(1,646)
Adjustment to reflect pro forma tax rate	713		(1,101)		2,252		(256)
Non-GAAP net income	$4,101	6.5%	$2,610	4.1%	$8,244	3.5%	$3,247	1.3%

Diluted net income per share:
GAAP	$0.21		$0.69		$0.05		$1.73
Non-GAAP	$0.75		$0.47		$1.51		$0.58

Shares used in computing diluted net income per share
GAAP/Non-GAAP	5,456		5,578		5,468		5,618

Adjusted EBITDA:
GAAP net income	$1,143	1.8%	$3,839	6.0%	$257	0.1%	$9,738	4.0%
Depreciation and amortization of property, plant, and equipment	1,161		1,060		4,387		4,468
Interest income, net	(36)		(86)		(331)		(165)
Share-based compensation	371		327		1,686		1,723
Strategic alternative costs	—		102		—		593
Restructuring charges (recovery)	1,874		(60)		4,049		736
WTM inventory write-down recovery	—		(65)		—		(155)
Provision for (benefit from) income taxes	1,013		(1,233)		3,452		(8,188)
Adjusted EBITDA	$5,526	8.8%	$3,884	6.0%	$13,500	5.7%	$8,750	3.6%
_____________________________________________________
(1)  The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by Aviat Networks. Aviat monitors the non-GAAP financial measures included above, and our management believes they are helpful to investors because they provide an additional tool to use in evaluating Aviat’s financial and business trends and operating results. In addition, Aviat’s management uses these non-GAAP measures to compare Aviat’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. Our non-GAAP net income excludes share-based compensation, and other non-recurring charges (recovery) and Adjusted EBITDA is determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2020 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2020	June 28, 2019	July 3, 2020	June 28, 2019
	(In thousands)
North America	$38,220	$39,224	$151,709	$132,884
International:
Africa and the Middle East	8,916	9,247	37,595	48,305
Europe and Russia	3,429	6,662	11,157	16,933
Latin America and Asia Pacific	12,087	9,096	38,181	45,736
	24,432	25,005	86,933	110,974
Total revenue	$62,652	$64,229	$238,642	$243,858